Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg S-K



                               ARTHUR ANDERSEN LLP









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 45 to Form N-1A Registration Statement of Federated Municipal Trust of our reports dated December 2, 1997, on the financial statements as of October 31, 1997, of Alabama Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust, Tennessee Municipal Cash Trust and Virginia Municipal Cash Trust (the sixteen portfolios comprising Federated Municipal Trust), included in or made a part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
      December 16, 1997